United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2023

ACE GLOBAL BUSINESS ACQUISITION LIMITED

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40309	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Rm. 806, 8/F, Tower 2, Lippo Centre, No. 89 Queensway, Admiralty, Hong Kong
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +(852) 2151 5198 / 2151 5598

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, par value $0.001 per share, and one Redeemable Warrant entitling the holder to receive one Ordinary Share	ACBAU	Nasdaq Capital Market
Ordinary Shares	ACBA	Nasdaq Capital Market
Warrants	ACBAW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements.

On March 2, 2023, Ace Global Business Acquisition Limited (“Parent”) entered into a joinder agreement (the “Joinder Agreement”) with (i) ACBA Merger Sub I Limited, a wholly owned subsidiary of Parent (“Purchaser”); (ii) ACBA Merger Sub II Limited, a wholly owned subsidiary of Purchaser (“Merger Sub”); and (iii) LE Worldwide Limited (the “Company”). Pursuant to the Joinder Agreement, Purchaser and Merger Sub have each agreed to (a) become a party to that certain agreement and plan of merger (the “Merger Agreement”) dated as of December 23, 2022, entered into by and between Parent and the Company, and (b) be fully bound by, and subject to, all of the covenants, terms, representations, warranties, rights, obligations and conditions of the Merger Agreement as though an original party thereto.

The foregoing description of the Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Joinder Agreement, which has been filed herewith as Exhibit 2.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibit.

Exhibit No.	Description
2.1	Joinder Agreement dated as of March 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2023

Ace Global Business Acquisition Limited

By:	/s/ Eugene Wong
Name:	Eugene Wong
Title:	Chief Executive Officer

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